Exhibit 99.1
OncoGenex Adds David V. Smith to the Board of Directors
BOTHELL, WA and VANCOUVER, BC — August 10, 2010 — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI), announced today that the Company has appointed Mr. David V. Smith to its board of directors. Mr. Smith brings to the board substantial financial expertise in financial controls, analytics and process. Having served in executive financial positions for multi-billion dollar life sciences companies, Mr. Smith also adds deep experience in the design and implementation of strategic growth plans, including acquisitions. In his role on the board, Mr. Smith joins the audit committee and nomination and governance committee.
“We continue to attract world-class pharmaceutical leadership to our board of directors as we position OncoGenex for the next level of corporate growth,” said Scott Cormack, president and chief executive officer of OncoGenex. “David’s financial and strategic business acumen will serve us well as we enter the final stages of clinical development for custirsen and seek to maximize the value of our pipeline programs.”
David V. Smith is the executive vice president and chief financial officer of Thoratec Corporation. Prior to joining Thoratec, David held various financial management positions with Chiron Corporation over a seven year period, including as vice president and chief financial officer. He previously served as the vice president, finance and chief financial officer of Anergen, Inc. Prior to joining Anergen, David held various financial management positions with Genentech, Inc. over a nine year period, in both the United States and Europe. David earned a bachelor of arts degree in economics and history from Willamette University and a master of business administration in finance from Golden Gate University. Previously, David was a member of the board of directors and chair of the audit committee of Perlegen Sciences, Inc.
About OncoGenex Pharmaceuticals
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceuticals have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, OGX-011/TV-1011 (custirsen). Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer. The companies plan to begin Phase 3 development of custirsen in first-line treatment of advanced, unresectable non-small cell lung cancer in 2011; OGX-427 is in Phase 1 clinical development; SN2310 has completed a Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development. More information is available at www.OncoGenex.com.

OncoGenex’ Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our future development. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, uncertainties regarding our future operating results, the risk that our product candidates will not obtain the requisite regulatory approvals to commercialize or that the future sales of our product candidates may be less than expected, and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.
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OncoGenex Contact:	Media and Investor Contact:
Scott Cormack	Jason Spark
President & CEO	Canale Communications
(604) 630-5400	(619) 849-6005
scormack@oncogenex.com	Jason@canalecomm.com